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                                                                    EXHIBIT 99.2

                        CONSENT OF LEE M. SESSIONS, JR.

     I, Lee M. Sessions, Jr., hereby consent to be named as a person about to become a director of Sunbelt Automotive Group, Inc. in the Registration Statement on Form S-1 to which this consent is attached as an exhibit.

                                          By:   /s/ LEE M. SESSIONS, JR.
                                            ------------------------------------
                                                    Lee M. Sessions, Jr.

April 28, 1998